Exhibit 23(e)(xi) on Form N-1A
                                 Exhibit 10 under Item 601/Reg. S-K


                 ADMINISTRATIVE SERVICES AGREEMENT

      THIS AGREEMENT is made as of the 15th day of October, 1999 by and between Huntington VA Funds, a Massachusetts business trust (the "Trust") and Hartford Life Insurance Company
("Hartford").

      WHEREAS, Hartford and the Trust intend to enter into a Fund Participation Agreement ("Participation Agreement") in order for certain separate accounts of Hartford ("Separate Accounts") to purchase shares ("Shares") of funds of the Trust ("Funds"). The Fund will serve as investment vehicles available under variable annuity contracts ("Variable Contracts") offered by Hartford.

      WHEREAS, the Trust recognizes that Hartford will perform certain administrative services available to the Funds in the course of soliciting applications for the Variable Contracts and in servicing owners of the Variable Contracts.

      NOW, THEREFORE, the Trust parties agree as follows:

      1. Administrative Services. Hartford agrees to provide administrative services ("Services") with respect to the Funds, including but not limited to:

           a)   Teleservicing support in connection with the Funds;

           b) Facilitation of delivery of current prospectuses, reports, notices, proxies and proxy statements and other informational materials;

           c) Facilitation of the tabulation of Variable Account owners' votes in the event of a meeting of Fund shareholders; providing information relating to the Variable Contracts and Share balances under such Variable Contracts to the Trust as may be reasonably requested;

           d) Provision of communication support services including providing information about the Funds and answering questions concerning the Funds, including questions respecting Variable Contract owners' interests in one or more Funds;

           e) Administration of fund transfers, dollar cost averaging, asset allocation, portfolio rebalancing, earnings sweep, and pre-authorized deposits and withdrawals involving the Funds; and

           f) Provision of other services as may be agreed upon from time to time.

      2. Annual Fee. The Trust agrees to pay Hartford a service fee at an annual rate equal to twenty five (25) basis points (0.25%) of the average daily net assets of the Shares of the Funds held in Separate Accounts. For purposes of computing the payment to Hartford under this paragraph, Hartford shall compute the average daily net assets of Shares held in Separate Accounts over a monthly period by totaling such Separate Accounts' aggregate investment (Shares net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing the total number of business days during such month. The payment to Hartford under this paragraph shall be calculated by Hartford and communicated to the Trust at the end of each calendar month and will be paid to Hartford within 30 days thereafter.

      3. Termination. This Agreement may be terminated by written notice only upon termination or assignment of the Fund Participation Agreement between Hartford and the Trust. Notwithstanding the termination of this Agreement, Huntington will continue to pay the service fees in accordance with Section 2 so long as net assets of Hartford or a Separate Account remain in a Fund and Hartford continues to provide Services, provided such continued payment is permitted in accordance with applicable law and regulation.

      4. Amendment. This Agreement may be amended only upon mutual agreement of Hartford and the Trust in writing.

      5. Miscellaneous. Nothing in this Agreement shall amend, modify or supersede any contractual terms, obligations or covenants between Hartford and the Trust previously or currently in effect, including those contractual terms, obligations or covenants contained in the Fund Participation Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               HARTFORD LIFE INSURANCE COMPANY

                               By:  /s/ Bruce W. Ferris
                               Name:  Bruce W. Ferris
                               Title:  Vice President, Investment
                               Product Sales

                               HUNTINGTON VA FUNDS

                               By:  /s/ Mark Nagle
                               Name:  Mark Nagle
                               Title:  President

                          FIRST AMENDMENT
                                to
                 ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT is made as of the 1st day of September, 2002 by and between Huntington VA Funds, a Massachusetts business trust
(the "Trust") and Hartford Life Insurance Company ("Hartford").

WHEREAS, Hartford and the Trust have entered into a Fund Participation Agreement ("Participation Agreement") in order for certain separate accounts of Hartford (Separate Account") to purchase shares ("Shares") of funds of the Trust ("Funds"). The Funds will serve as investment vehicles available under variable annuity contracts ("Variable Contracts") offered by Hartford; and

WHEREAS, Hartford and Trust entered into an Administrative Services Agreement ("Agreement") on October 15, 1999, for Hartford to perform certain administrative services valuable to the Funds in the course of soliciting applications for the Variable Contracts and servicing owners of the Variable Contracts; and

WHEREAS, the Trust and Hartford desire to amend the Agreement to provide for administrative services for additional Variable
Contracts.

NOW THEREFORE, Section 2 of the Agreement is deleted in its entirety and replaced with the following:


2. Annual Fee. In consideration of the services provided by Hartford, the Trust agrees to or shall cause Huntington Asset Advisors to pay Hartford a service fee in an amount equal to the following basis points per annum on the average daily net assets of the Funds held by the Company's Separate Account(s) under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.



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                      Contract                        Service
                                                      Fee
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The Huntington Director Variable Annuity - All Series 25 bps
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Huntington Hartford Leaders Outlook Variable Annuity  30 bps
- All Series
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Huntington Director Outlook Variable Annuity - All    30 bps
Series
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For purposes of computing the payment to Hartford under this paragraph, Hartford shall compute average daily net assets of Shares held in Separate Accounts over a monthly period by totaling such Separate Accounts' aggregate investment (Share net asset value multiplied by total number of Shares held by such Separate Accounts) on each business day during the calendar month, and dividing by the total number of business days during such month. The payment to Hartford under this paragraph shall be calculated by Hartford and communicated to the Trust and Huntington Asset Advisors at the end of each calendar month will be paid to Hartford within 30 days thereafter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




HARTFORD LIFE INSURANCE COMPANY    HUNTINGTON VA FUNDS




By:  /s/ illegible signature       By:  /s/ George M. Polatas

NAME:________________________      NAME:  George M. Polatas

Title:________________________     Title:  Vice President